Exhibit 7.4

March 15, 2013

Gogo Inc.

1250 N. Arlington Heights Road, Suite 500

Itasca, Illinois 60143

Morgan Stanley & Co. LLC

J.P. Morgan Securities LLC

UBS Securities LLC

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC (“Morgan Stanley”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Gogo Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including Morgan Stanley (the “Underwriters”), of shares (the “Shares”) of the common stock, par value $0.0001 per share, of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of each of (i) the Board of Directors of the Company (the “Board”) and (ii) only following the prior written consent of the Board, Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date of the preliminary prospectus first delivered to the Underwriters in connection with the marketing of the Public Offering and continue for 180 days after the date of the Underwriting Agreement, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the restricted period referred to in the preceding sentence in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift, by will or by intestacy, (c) distributions of shares of Common Stock or any security convertible into Common Stock to general or limited partners, members or stockholders of the undersigned, (d) transfers of shares of Common Stock or any security convertible into Common Stock to partnerships or limited liability companies for the benefit of the immediate family of the undersigned and the partners and members of which are only the undersigned and the immediate family of the undersigned, (e) transfers of shares of Common Stock or any security convertible into Common Stock to the undersigned’s affiliates, (f) distributions of shares of Common Stock or any security convertible into Common Stock to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned or to a trustor or beneficiary of such trust, (g) dispositions of shares of Common Stock to the Company (A) to satisfy tax withholding obligations in connection with the exercise of options to purchase Common Stock or (B) in connection with the rights of the Company to redeem or cause the disposition of shares of Common Stock in order to ensure the Company’s compliance with the Communications Act of 1934, as amended; provided that in the case of any transfer or distribution pursuant to clause (b), (c), (d), (e) or (f), (i) each donee, transferee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence, (h) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the restricted period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company during the restricted period, (i) sales to the Underwriters pursuant to the Underwriting Agreement, (j) the conversion of any shares of preferred stock into shares of Common Stock or (k) any transfer pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Common Stock involving a change of control of the Company, provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Common Stock owned by the undersigned shall remain subject to the restrictions contained in this agreement.

In addition, the undersigned agrees that, without the prior written consent of each of (i) the Board and (ii) only following the prior written consent of the Board, Morgan Stanley on behalf of the Underwriters, it will not, during the restricted period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions; provided that such stop transfer instructions shall expire on the 180th day following the date of the Underwriting Agreement.

If the undersigned is an officer or director of the Company and any issuer-directed Shares are made available in the offering, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Shares purchased by the undersigned in the offering.

If the undersigned is an officer or director of the Company, Morgan Stanley agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, Morgan Stanley will notify the Company of the impending release or waiver. The Company has agreed in the Underwriting Agreement to announce any such release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Morgan Stanley hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Notwithstanding anything to the contrary, if (i) the closing of the sale of the Shares to the Underwriters pursuant to the Underwriting Agreement has not occurred prior to December 31, 2013, (ii) the Company earlier notifies Morgan Stanley in writing that it does not intend to proceed with the Public Offering, (iii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder or (iv) an application for withdrawal of the registration statement is filed with the Securities and Exchange Commission, this agreement shall terminate and have no further force or effect.

[Signature follows]

IN WITNESS WHEREOF, the undersigned has executed this Lock-up Letter effective as of the date set forth below.

AC ACQUISITION I, LLC

By: Ripplewood Partners II, L.P., as its sole member

By: Ripplewood Partners II G.P., L.P., as its general partner

By: RP II GP, LLC, as its general partner

By:	/s/ Christopher P. Minnetian
Name:	Christopher P. Minnetian
Title:	Secretary

AC ACQUISITION II, LLC

By: Ripplewood Partners II Parallel Fund, L.P., as its managing member

By: Ripplewood Partners II G.P., L.P., as its general partner

By: RP II GP, LLC, as its general partner

By:	/s/ Christopher P. Minnetian
Name:	Christopher P. Minnetian
Title:	Secretary

Date: June 5, 2013